SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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[    ] Definitive Information Statement

UNICO, INCORPORATED

(Name of registrant as Specified in its Charter)

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UNICO, INCORPORATED

8880 Rio San Diego Drive, 8th Floor

San Diego, California  92108

(619) 209-6124

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 14, 2005

Dear Shareholders:

A special meeting of shareholders of Unico, Incorporated, an Arizona corporation (the "Company"), will be held on April 14, 2005 at 10:00 a.m. local time, at 8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108 for the following purposes:

1. To consider and vote upon a proposal to amend the Company's Articles of Incorporation:

a.

To authorize 5,020,000,000 shares of capital stock of the Company, of which 5 billion shares with a par value of $0.001, will relate to common stock (the “Common Stock”) and 20,000,000 million shares with a par value of $0.001, will relate to preferred stock (the “Preferred Stock”), with such preferences, limitations and relative rights as may be determined and designated in the discretion of the Board of Directors of the Company; and

b.

To authorize the Board of Directors, in its discretion, to effect a reverse stock split of the Company’s Common Stock at a ratio up to one-for-one hundred during the twelve month period following the date of the Special Meeting of Shareholders.

2. To consider and vote upon a proposal to approve the Company’s 2005 Non-Qualified Stock Option Plan

Only shareholders of record at the close of business on March 16, 2005 (the “Record Date”) will be entitled to receive this Information Statement and notice of the special meeting and to vote on the above matters.  The Board of Directors recommends that shareholders vote in favor of each proposal.

By Order of the Board of Directors,

/S/_Mark A. Lopez Mark A. Lopez Chief Executive Officer

San Diego, CA
March 18, 2005

UNICO, INCORPORATED

8880 RIO SAN DIEGO DRIVE, 8TH FLOOR

SAN DIEGO, CALIFORNIA 92108

 INFORMATION STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 14, 2005

INTRODUCTION

This Information Statement is being furnished to the shareholders of Unico, Incorporated, an Arizona corporation (the "Company"), to inform them of a special meeting of shareholders. This meeting (referred to herein as the "Special Meeting") will be held on April 14, 2005 at 8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108 at 10:00 a.m. local time. Only shareholders of record at the close of business on March 16, 2005 (the "Record Date") will be entitled to receive this Information Statement and to vote at the Special Meeting or any adjournment thereof. This Information Statement and the Notice of Special Meeting are first being mailed to the Company's shareholders on or about March 22, 2005.

At the Special Meeting, stockholders of the Company shall vote to amend the Company’s Articles of Incorporation:

a.

To authorize 5,020,000,000 shares of capital stock of the Company, of which 5 billion shares with a par value of $0.001, will relate to common stock (the “Common Stock”) and 20,000,000 million shares with a par value of $0.001, will relate to Preferred Stock (the “Preferred Stock”), with such preferences, limitations and relative rights as may be determined and designated in the discretion of the Board of Directors of the Company; and

b.

To authorize the Board of Directors, in its discretion, to effect a reverse stock split of the Company’s Common Stock at a ratio up to one-for-one hundred during the twelve month period following the vote of the Special Meeting of Shareholders.

Also, at the Special Meeting, the stockholders of the Company shall vote to approve the Company’s 2005 Non-Qualified Stock Option Plan

Ray Brown and Mark Lopez, collectively, control the voting equivalent of a majority approximately (51%) of the Company’s issued and outstanding shares of Common Stock and intend to vote to approve the proposals described in this Information Statement. Accordingly, no proxies will be solicited and no action is required on your behalf. The cost of printing and distributing this Information Statement and holding the Special Meeting (including the reimbursement of certain parties for their expenses in forwarding this Information Statement to beneficial owners of the Common Stock) will be paid by the Company.

The Company's principal executive offices are located at 8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108.

THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION REGARDING THE PROPOSALS

1. AMENDMENT TO ARTICLES OF INCORPORATION

The proposal to amend the Company's Articles of Incorporation is described below. A copy of the proposed amendment to the Company’s Articles of Incorporation is attached to this Information Statement as Exhibit A.

a)

AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to increase the number of authorized shares of capital stock to 5,020,000,000 shares, 5 billion shares with a par value of $0.001 of which will relate to Common Stock, 20,000,000 million shares with a par value of $0.001 of which will relate to Preferred Stock with such preferences, limitations and relative rights as may be determined and designated in the discretion of the Board of Directors. The Board of Directors believes that this increase in the number of authorized shares is in the best interest of the Company in that it will provide the Company with available shares which could be issued for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings, as the Board of Directors determines in its discretion. The Board further believes that the increase in the number of authorized shares of Common Stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of shareholders. The Company presently has no specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Common Stock or Preferred Stock, except that:  (a) the Company presently  has outstanding certain convertible debentures, 10,000,000 shares of Series A Preferred Stock and 9,423,784 shares of Series B Preferred Stock, all of which is convertible to shares of the Company’s Common Stock, and some or all of which may be converted to shares of the Company’s Common Stock in the future; and (b) the Company intends to raise significant funds in the future to be used to support the operations of the Company and its subsidiaries and to exercise the option to acquire ownership of the Deer Trail Mine, and the Company will likely issue a substantial number of the Company’s shares of Common Stock for these purposes.

If the proposed amendment is adopted by the shareholders, we plan to file an amendment to our articles of incorporation with the Arizona Corporation Commission, to be effective as soon as practicable following the Special Meeting.

Effect: The issuance by the Company of any additional shares of Common Stock would dilute both the equity interests and the earnings or losses per share of existing holders of the Common Stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock. The authorized Preferred Stock will have voting and other rights as determined by the Board of Directors.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the increase in the number of authorized shares. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

RECOMMENDATION OF THE BOARD OF DIRECTORS:  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO UNICO’S ARTICLES OF INCORPORATION TO EFFECT THE INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK AND TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO EFFECT THE REVERSE SPLIT.

b)

AMENDMENT OF ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Purpose: The Board of Directors may subsequently effect the reverse stock split anytime during the twelve months following the date of the Special Meeting of Shareholders based upon any ratio up to a maximum ratio of one-for-one hundred, with the exact ratio to be established within this range by the Board of Directors in its sole discretion at the time it elects to effect the split. The Board of Directors believes that the Reverse Split is in the Company's best interests in that it may increase the trading price of the Common Stock. An increase in the price of the Common Stock should, in turn, generate greater investor interest in the Common Stock, thereby enhancing the marketability of the Common Stock to the financial community. In addition, the resulting reduction in the number of issued and outstanding shares of Common Stock, together with the proposed increase in the number of authorized shares of Common Stock, as discussed below, will provide the Company with additional authorized but unissued shares which could be utilized for future acquisitions or mergers or to otherwise carry out the Company's business objectives.

Effect: Although the Reverse Split may increase the market price of the Common Stock, the actual effect of the Reverse Split on the market price cannot be predicted. The market price of the Common Stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split. Further, there is no assurance that the

Reverse Split will lead to a sustained increase in the market price of the Common Stock. The market price of the Common Stock may also change as a result of other unrelated factors, including the Company's operating performance and other factors related to its business as well as general market conditions. The Reverse Split will affect all of the holders of the Company's Common Stock uniformly and will not affect any shareholder's percentage ownership interest in the Company or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares either up or down (see discussion below).

Procedure for Effecting Reverse Split: The Reverse Split of the Company's Common Stock will become effective at the discretion of the Board of Directors on any date designated by the Board of Directors (the "Effective Date") within twelve months following the date of the Special Meeting of Shareholders. The Reverse Split will take place on the Effective Date without any additional action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each shareholder is entitled to receive as a result of the Reverse Split. New certificates of Common Stock will not be issued.

Fractional Shares: No fractional shares will be issued in connection with the Reverse Split. Shareholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of Common Stock that is not evenly divisible by the ratio selected by the Board of Directors will have the number of new shares to which they are entitled rounded to the nearest whole number of shares. The number of new shares will be rounded up in the case of fractional shares. No shareholders will receive cash in lieu of fractional shares.

Federal Income Tax Consequences of Reverse Split: The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of the Company's Common Stock are held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending on the facts and circumstances of such shareholder. EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss should be recognized by a shareholder upon the shareholder's exchange of shares pursuant to the Reverse Split. The aggregate tax basis of the shares received in the Reverse Split will be the same as the shareholder's aggregate tax basis in the shares exchanged. The shareholder's holding period for the shares received in the Reverse Split will include the period during which the shareholder held the shares surrendered as a result of the Reverse Split. The Company's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each shareholder, depending on the state in which such shareholder resides.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the Reverse Split. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

RECOMMENDATION OF THE BOARD OF DIRECTORS:  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO UNICO’S ARTICLES OF INCORPORATION TO EFFECT THE INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK AND TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO EFFECT THE REVERSE SPLIT.

2. APPROVAL OF THE COMPANY’S 2005 NON-QUALIFIED STOCK OPTION PLAN

Purpose: The Board of Directors unanimously voted to approve a 2005 Non-Qualified Stock Option Plan (the “Plan”) that reserved 50,000,000 shares of the Company’s Common Stock for issuance pursuant to the Plan. The option price of each option granted pursuant to the Plan shall be determined by a Committee of the Board of Directors at the time the option is granted, subject to adjustment; provided, however, that in no event shall the option price be less than 100% of the current market value of the underlying shares on the date of grant and the option must expire within 10 years from the date of adoption of the Plan.  The Committee of the Board of Directors shall also determine which of the eligible employees of the Company and its subsidiaries shall be granted options and the number to be granted to each.  Persons eligible to receive options granted under the Plan include any employee (including a director or officer) or independent consultant employed by Unico or its subsidiaries on a full time or part time basis, at the time of an option grant who is compensated for such employment or services.  As of the Record Date, the Company currently has no options outstanding under this Plan.  The Company believes that the Plan is in the best interest of the Company as it makes it easier to attract and retain individuals key to the implementation of our business strategy. The Company is seeking shareholder approval for the plan.

Effect: There will be no additional effect on the shareholders of the Company as a result of this action since the Plan is already in effect. The subsequent exercise of stock options granted pursuant to the Plan will cause a dilutive effect to existing shareholders as the number of outstanding shares will be increased. The Company will also receive cash consideration upon the exercise of options equal to the number of options being exercised times the fair market value of the stock on the date the options were granted.

No Dissenters’ Rights:  The holders of the Company’s Common Stock are not entitled to dissenters’ rights in connection with the adoption of the Company’s 2005 Non-Qualified Stock Option Plan.  Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

RECOMMENDATION OF THE BOARD OF DIRECTORS: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPANY’S 2005 NON-QUALIFIED STOCK OPTION PLAN.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSALS

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Articles of Incorporation or the proposal to approve the Company’s 2005 Non-Qualified Stock Option Plan which is not shared by all other holders of the Company's Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

COMMON STOCK

As of the Record Date, there were 500 million shares of Common Stock authorized with a stated value of $.10 per share, of which approximately 498,427,896 shares were issued and outstanding, with 1,572,104 shares authorized but unissued.  Immediately following the approval of the increase in the number of authorized shares of Common Stock, as described previously, there will be 5 billion shares with a par value of $0.001 of Common Stock authorized, of which approximately 498,427,896 will be issued and outstanding and approximately 4,501,572,104 will be authorized but unissued. Each holder of Unico’s Common Stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  All voting is non-cumulative, which means that the holder of fifty percent (50%) of the shares voting for the election of the directors can elect all the directors.  The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if all dividends on the Preferred Stock have been paid in accordance with the terms of such Preferred Stock and there exists no deficiency in any sinking fund for the Preferred Stock.

Dividends on the Common Stock are declared by the Board of Directors. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the Preferred Stock and will be determined by the Board of Directors. In addition, the payment of such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

PREFERRED STOCK

As of the Record Date, the Company has 20,000,000 shares of Preferred Stock authorized. The Board of Directors has sole discretion in designating the preferences, limitations and relative rights of the Preferred Stock.  The Company presently has two (2) classes or series of Preferred Stock outstanding.

Series A Preferred Stock – The Company has ten million (10,000,000) shares of Series A Preferred Stock authorized.  Each share of Series A Preferred Stock is convertible into shares of the Company’s Common Stock on a one-for-one (1:1) basis (prior to the Reverse Split).  In the event of certain reclassifications, reorganizations, or forward or reverse splits of the Company’s Common Stock, the conversion rate of the Series A Preferred Stock is to be adjusted proportionately.  The Series A Preferred Stock is non-interest bearing, does not have voting rights and is not entitled to receive dividends.  In the event of a liquidation event, the Series A Preferred Stock automatically converts into Common Stock based on the foregoing formula (subject to any adjustment for the Reverse Split).  Holders of the Series A Preferred Stock are entitled to elect two (2) persons to the Company’s Board of Directors. As of the Record Date, there were 10,000,000 shares of Series A outstanding.

Series B Preferred Stock – The Company has ten million (10,000,000) shares of Series B Preferred Stock authorized. Each share of Series B stock is entitled to 50 votes and is convertible into that number of shares of the Company’s Common Stock equal to the stated value of the Series B Preferred Stock ($0.06 per share) divided by the closing bid price of the Common Stock on the date of conversion.  The Series B Preferred Stock is non-interest bearing and is not entitled to receive dividends.  In the event of a liquidation event, the Series B Preferred Stock automatically converts into Common Stock based on the foregoing formula.  As of the Record Date, there were 9,423,784 shares of Series B outstanding.

VOTING RIGHTS AND REQUIREMENTS

VOTING SECURITIES

Unico’s Board of Directors has fixed March 16, 2005 as the “Record Date” for determining shareholders entitled to vote at the special meeting. Persons who were not shareholders of record at the close of business on such date will not be allowed to vote at the special meeting.  At the close of business on March 16, 2005, there were approximately 498,427,896 shares of Unico's Common Stock, 10,000,000 shares of Unico’s Series A Preferred Stock, and 9,423,784 shares of Unico’s Series B Preferred

Stock issued and outstanding.  Common Stock has 1 vote per share, Series A Preferred Stock has no voting rights, and Series B Preferred Stock has 50 votes per share.  The Series B Preferred Stock votes together with the Common Stock on all matters, except as otherwise required by law.

Votes cast by proxy or in person at the special meeting will be tabulated by Mark Lopez who has been appointed as the inspector of election prior to the special meeting.  He will also determine whether a quorum is present.  In the event of any abstentions or broker non-votes with respect to any proposal coming before the special meeting, a proxy will be counted as present for purposes of determining the existence of a quorum.  Abstentions and broker non-votes typically will not be counted for purposes of approving any of the matters to be acted upon at the special meeting.  A broker non-vote generally occurs when a broker or nominee who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.  Therefore, abstentions and broker non-votes generally have no effect under Arizona law with respect to the election of directors or other matters requiring the approval of only a majority of the shares of common stock present and voting at the meeting.

QUORUM

The presence (in person or by proxy) at the special meeting of the holders of a number of shares of our Common Stock and Series B Preferred Stock, representing more than 484,808,548 votes (in excess of one-half of the number of votes eligible to be voted at the special meeting) will constitute a quorum for transacting business.

VOTE REQUIRED

We are required to obtain the affirmative vote of at least a majority of the voting shares that are present or represented at the special meeting in order to effect the shareholder approvals described herein.

BOARD RECOMMENDATIONS - INSIDERS' INTENT TO VOTE IN FAVOR

Our Board of Directors has determined that each of the proposals is in the best interests of the Company and our shareholders.  Accordingly, the Board of Directors has unanimously approved each proposal and recommends that the shareholders vote in favor of each proposal as well.

Ray C. Brown and Mark A. Lopez collectively own 23,000,000 shares of Unico’s common stock and 9,423,784 shares of Unico’s Series B Preferred Stock, or approximately 51% of the votes entitled to be cast at the special meeting.  They have indicated their intentions to vote their shares in favor of each proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 8, 2005 the beneficial ownership of the Company's Common Stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares. The address of all individuals for whom an address is not otherwise indicated is 8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108.

Name and Address	Number of Shares Beneficially Owned	Class	Percentage of Class
Mark A. Lopez Chief Executive Officer	5,000,000 5,401,968	Common Series A Preferred	1% 54%
Wayne Ash President	200,000	Common	*
Wayne Hartle Secretary	1,197,000 348,989	Common Series A Preferred	* 4%
Richard Belliston Director	1,233,278	Common	*
Ray Brown Director	18,000,000 3,549,043 9,423,784	Common Series A Preferred Series B Preferred(1)	4% 35% 100%
All directors and executive officers (5 persons)	25,630,278 9,300,000 9,423,784	Common Series A Preferred Series B Preferred(1)	5% 93% 100%
Total	25,630,278 9,300,000 9,423,784	Common Series A Preferred Series B Preferred(1)	5% 93% 100%
(1) – Series B Preferred Stock is entitled to 50 votes per share on all shareholder matters. *Denotes less than 1%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 498,427,896 shares of common stock, 10,000,000 shares of Series A Preferred Stock and 9,423,784 shares of Series B Preferred Stock outstanding as of March 8, 2005.

AVAILABLE INFORMATION

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at (202) 942-8090 for further information. Copies of such materials may also be accessed electronically by means of the Commission's home page on the Internet at "http://www.sec.gov."

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

-

The Company's Quarterly Report on Form 10-QSB for the three months ended November 30, 2004.

-

The Company's Annual Report on Form 10-KSB for the year ended February 29, 2004

Any document incorporated herein by reference can be obtained by contacting the Commission as described above under "Available Information" or by contacting the Company by mail at 8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108, or by telephone at (619) 209-6124.  The Company will provide the documents incorporated by reference without charge upon such written or oral request.

SHAREHOLDER PROPOSALS

Proposals of shareholders that are intended to be presented at Unico's next annual meeting of shareholders must have been received by the Company not later than a reasonable time before Unico begins to print and mail its proxy materials under the provisions of Rule 14a-8 of the Securities Exchange Act of 1934.  Unico intends that its next annual meeting of shareholders shall be held in July, 2005.

The person presiding at the next annual meeting of shareholders may refuse to permit to be brought before the meeting any shareholder proposal not made in compliance with Rule 14a-8.

OTHER BUSINESS

The management of the Company knows of no matter other than those set forth herein that is to be brought before the Special Meeting.

The foregoing Notice and Information Statement are sent by order of the Board of Directors.

/S/Mark A. Lopez Mark A. Lopez Chief Executive Officer

March 18, 2005

EXHIBIT A

ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION
of
UNICO, INCORPORATED

Pursuant to the provisions of the Arizona Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:  The name of the corporation is Unico, Incorporated.

SECOND:  Article IV of the Articles of Incorporation is amended in its entirety in the manner prescribed by the Arizona Code so as to read as follows:

ARTICLE IV.  The authorized capital stock of this corporation shall consist of five billion (5,000,000,000) shares of common stock, $0.001 par value, said stock to be paid for at such time and in such manner as the Board of Directors may designate, and twenty million (20,000,000) shares of preferred stock, $0.001 par value, said stock to be issued in such manner and having such preferences, limitations and relative rights as the board of directors may designate, as permitted by the Arizona Code.  Such stock shall be issued as fully paid and shall be forever non-assessable. The judgment of the board of directors as to the value of the property taken, or services rendered in exchange for stock, shall be conclusive in the absence of fraud.  No stockholder shall have pre-emptive rights as to any stock now or hereinafter authorized to be issued, but the issuance of stock shall be in the sole discretion of the Board of Directors.

THIRD:  That the presently issued and outstanding Common Stock of the corporation, $.001 par value, shall, at __:__ a.m., Eastern Time, on ______________, 2005 (the “Effective Time”), be deemed to be “reverse split,” and in the furtherance thereof, there shall, after the Effective Time, be deemed to be issued and outstanding one (1) share of the Common Stock of the Corporation for and instead of each _____ (_) shares of the Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time.  To the extent that any shareholder shall be deemed after the Effective Time as a result of this Amendment to own a fractional share of Common Stock, such fractional share shall be deemed to be one whole share.  Each shareholder of record as of the Effective Time shall be entitled to receive from the Corporation’s transfer agent a certificate representing the number of shares of the Common Stock to which such shareholder is entitled hereunder up on delivery to the Corporation’s transfer agent of a certificate or certificates representing the number of shares owned by such shareholder of record as of the Effective Time.

FOURTH:  The foregoing amendment was adopted by the vote of the shareholders on April 14, 2005.

FIFTH:  The number of shares of the Corporation outstanding at the time of such adoption was 498,427,896 common shares (1 vote per share), 10,000,000 Series A Preferred Shares (non-voting), and 9,423,784 Series B Preferred Shares (50 votes per share); and the number of shares entitled to vote thereon was 9 69 ,617,096. The number of shares indisputably represented at the meeting where the vote occurred was _________.

SIXTH:  The number of shares voted for such amendment was _________; and the number of shares voted against such amendment was _____.  _____________ shares abstained.  The number of shares voted for the amendment was sufficient for approval of the amendment.

SEVENTH: The foregoing amendment does not effect an exchange, reclassification or cancellation of shares.

EIGHTH: The amount of stated capital after the amendment is $_______.

Dated this ____ day of April, 2005

UNICO, INCORPORATED

By __________________________

          Its President

and __________________________

         Its Secretary

STATE OF CALIFORNIA    )

: ss.

COUNTY OF SAN DIEGO   )

I, __________________________, Notary Public, do hereby certify that on this __, day of April, 2005 personally appeared before me Mark A. Lopez who being by me first duly sworn, declared that he is the President of Unico, Incorporated, that he signed the foregoing document as President of the Corporation, and that the statements therein contained are true.

_______________________________

Notary Public

Residing at: _____________________

My Commission Expires: __________